UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2018

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive

Plainsboro, NJ 08536

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 275-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01	Other Events

On May 9, 2018, Integra LifeSciences Holdings Corporation (the “Company”) priced its previously announced underwritten public offering of 5,250,000 shares of its common stock. The Company has granted the underwriters of the offering an option to purchase up to 787,500 additional shares of its common stock. The offering is expected to be consummated on or about May 14, 2018, subject to certain customary closing conditions. A copy of the press release is attached as Exhibit 99.1 to this report, and is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1	Press Release, dated May 9, 2018, issued by Integra LifeSciences Holdings Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: May 9, 2018	By:	/s/ Glenn G. Coleman
Glenn G. Coleman

	Title:	Corporate Vice President and Chief Financial Officer